SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 5, 2003

WILLIS GROUP HOLDINGS LIMITED

(Exact name of Registrant as specified in Charter)

BERMUDA	001-16503	13-5160382
(Jurisdiction of incorporation	(Commission File	(IRS Employer
or organization)	Number)	Identification No.)

Ten Trinity Square
London EC3P 3AX, England
(Address of principal executive offices)

Registrant’s telephone number, including area code: +44 20 7488 8111

Not Applicable
(Former name or former address, if changed since last report.)

Item 9: Regulation FD Disclosure
SIGNATURES

Item 9: Regulation FD Disclosure

     On February 5, 2003, Willis Group Holdings Limited (the “Company”) issued a press release announcing the Company’s results for its fiscal year ended December 31, 2002 and included the release as part of a current report on Form 8-K without specifying the item number under which the event was reported. This current report on Form 8-K/A amends the Company’s previously filed current report on Form 8-K filed on February 6, 2003 solely to clarify that the information contained in such current report was furnished under Item 9 of Form 8-K. As a result, neither that current report, nor this current report on Form 8-K/A, shall be deemed to be filed with the Securities and Exchange Commission.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WILLIS GROUP HOLDINGS LIMITED

By:	/s/ Mary E. Caiazzo Name: Mary E. Caiazzo Title: Assistant General Counsel

Dated: March 25, 2003